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                                                                    EXHIBIT 10.6

                                   AMENDMENT
                                       TO
                                    UST INC.
                          INCENTIVE COMPENSATION PLAN

     The UST Inc. Incentive Compensation Plan (the "Plan"), as restated as of January 1, 1990, December 1, 1992, January 1, 1994 and January 1, 1996, is hereby amended as set forth below, effective as of September 25, 1997:

          1. Section 5.1 of the Plan is hereby restated to read as follows:

             "5.1 The Incentive Compensation Plan shall be administered by a Committee of three (3) to six (6) members, as determined from time to time by the Board, subject to the provisions of Section 3.3 and applicable provisions of Section 4 hereof. Such members shall be appointed from time to time by the Board, upon recommendation by the Chief Executive Officer of the Parent Company. The Chairman of the Committee shall be a member of the Board."

        Except as set forth above, the Plan is hereby ratified and confirmed in all respects.